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Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Esperion Therapeutics, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Annual Report for the year ended December 31, 2017 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2018	/s/ TIM M. MAYLEBEN Tim M. Mayleben President and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD B. BARTRAM Richard B. Bartram Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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  Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906